Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended September 30, 2012

and Quarterly Distribution of $0.29 per share

GREENWICH, CT – 11/07/2012 – TICC Capital Corp. (NasdaqGS: TICC) announced today its financial results for the quarter ended September 30, 2012 and a distribution of $0.29 per share for the fourth quarter of 2012.

HIGHLIGHTS

•	Total investment income for the third quarter of 2012 amounted to approximately $15.6 million, down approximately 23.8% from the second quarter of 2012 due largely to the non-recurrence of a one-time fee of $3.4 million earned during the second quarter of 2012 as well as lower interest income in the third quarter.

•	For the quarter ended September 30, 2012, we recorded net investment income of approximately $4.6 million, or approximately $0.12 per share on a GAAP basis. Excluding the impact of a capital gains incentive fee accrual, our core net investment income(1) was approximately $9.3 million, or approximately $0.24 per share. We also recorded net unrealized appreciation of approximately $21.5 million and net realized capital gains of approximately $1.8 million. In total, we had a net increase in net assets resulting from operations of approximately $27.9 million or $0.71 per share for the third quarter.

o	As of the end of the third quarter of 2012 we held one loan with a fair value of approximately $1.1 million on non-accrual status.

o	Our weighted average credit rating on a fair value basis was 2.2 at the end of the third quarter of 2012 (compared to 2.1 at the end of the second quarter of 2012).

•	Operating expenses before the capital gains incentive fee for the quarter ended September 30, 2012 were approximately $6.3 million, which was down from the second quarter of 2012 by approximately $200,000.

•	The reported capital gains incentive fee expense was approximately $4.6 million for the quarter ended September 30, 2012. The capital gains incentive fee expense, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The expense related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only become payable to our investment adviser in the event of a complete liquidation of our portfolio as of period end and the termination of the Investment Advisory Agreement (the "Agreement") on such date. The $5.7 million capital gains incentive fee accrual as of September 30, 2012 relates entirely to this hypothetical liquidation calculation.

The amount of the capital gains incentive fee which will actually be payable is determined in accordance with the terms of the Agreement and is calculated as of the end of each calendar year (or upon termination of the Agreement). The terms of the Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year. No effect is given to gross unrealized appreciation in this calculation.

•	Our Board of Directors has declared a distribution of $0.29 per share for the fourth quarter of 2012.

o	Payable Date: December 31, 2012

o	Record Date: December 17, 2012

•	During the third quarter of 2012, we deployed approximately $128 million in additional investments. For the same period, we received proceeds of approximately $54.3 million from repayments, sales and amortization payments on our debt investments.

•	At September 30, 2012, the weighted average yield of our debt investments was approximately 10.3%, compared with 11.2% at June 30, 2012.

•	At September 30, 2012, net asset value per share was $9.85 compared with the net asset value per share at June 30, 2012 of $9.47.

•	On August 23, 2012, we closed a $160 million debt securitization transaction, consisting of $120 million of secured notes and $40 million in subordinated notes. The secured notes were issued in four classes. The class A-1 notes have an initial face amount of $88 million, are rated AAA(sf)/Aaa(sf) by Standard & Poor’s Ratings Services (S&P) and Moody’s Investors Service, Inc. (Moody’s), respectively, and bear interest at three-month LIBOR plus 1.75%. The class B-1 notes have an initial face amount of $10 million, are rated AA(sf)/Aa2(sf) by S&P and Moody’s, respectively, and bear interest at three-month LIBOR plus 3.50%. The class C-1 notes have an initial face amount of $11.5 million, are rated A(sf)/A2(sf) by S&P and Moody’s, respectively, and bear interest at three-month LIBOR plus 4.75%. The class D-1 notes have an initial face amount of $10.5 million, are rated BBB(sf)/Baa2(sf) by S&P and Moody’s, respectively, and bear interest at three-month LIBOR plus 5.75%. TICC presently owns all of the subordinated notes and $3.0 million of the class D-1 notes issued in the CLO transaction. The secured notes have a stated maturity date of August 25, 2023 and are subject to a two year non-call period. The CLO has a four year reinvestment period.

•	On September 26, 2012, we closed a private placement of 5-year unsecured 7.50% Senior Convertible Notes Due 2017 (the “Notes”). A total of $105 million aggregate principal amount of the Notes were issued at the closing.

o	The Notes are convertible into shares of our common stock based on an initial conversion rate of 87.2448 shares of our common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $11.46 per share of common stock, representing an approximately 10.0% conversion premium over the last reported sale price of our common stock at the time of issuance on September 20, 2012, which was $10.42 per share. The conversion price for the Notes will be reduced for quarterly cash dividends paid to common shares to the extent that the quarterly dividend exceeds $0.29 per share, subject to adjustment.

o	The Notes bear interest at an annual rate of 7.50%, payable semiannually in arrears on May 1 and November 1 of each year, beginning May 1, 2013. The Notes will mature on November 1, 2017, unless previously converted in accordance with their terms. The Notes are general unsecured obligations of TICC, rank equally in right of payment with TICC’s future senior unsecured debt, and will rank senior in right of payment to any potential subordinated debt, should any be issued in the future.

•	On October 22, 2012, we announced that we issued an additional $10 million aggregate principal amount of the Notes pursuant to the exercise of the initial purchasers’ option.

(1)	Supplemental Information Regarding Core Net Investment Income and Core Net Increase in Net Assets Resulting from Operations

On a supplemental basis, we provide information relating to core net investment income and core net increase in net assets resulting from operations, non-GAAP measures. These measures are provided in addition to, but not a substitute for, net investment income and net increase in net assets resulting from operations. Core net investment income represents net investment income excluding our capital gains incentive fee. Core net increase in net assets resulting from operations represents net increase in net assets resulting from operations excluding the capital gains incentive fee. As the capital gains incentive fee is based on a hypothetical event that did not occur, we believe that core net investment income and core net increase in net assets resulting from operations are useful indicators of non- hypothetical transactions during this period.

The following table provides a reconciliation of net investment income to core net investment income (for the three and nine months ended September 30, 2012):

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$4,607,574	$0.117	$27,799,570	$0.754
Capital gains incentive fee	4,649,814	0.118	4,559,957	0.124
Core net investment income	$9,257,388	$0.235	$32,359,527	$0.878

We will host a conference call to discuss our third quarter results on Wednesday, November 7 at 10:00 AM ET. Please call 1-877-317-6789 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10020948.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2011, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	September 30, 2012	December 31, 2011

ASSETS

Non-affiliated/non-control investments (cost: $495,670,473 @ 9/30/12; $372,091,255 @ 12/31/11)	$521,247,939	$375,793,839
Control investments (cost: $17,239,639 @ 9/30/12; $17,434,371 @ 12/31/11)	16,450,000	15,675,000
Total investments at fair value	537,697,939	391,468,839
Cash and cash equivalents	122,905,470	4,494,793
Restricted cash	96,729,990	23,183,698
Deferred debt issuance costs	8,182,726	2,895,873
Interest and distributions receivable	4,497,012	1,837,882
Securities sold not settled	503,750	-
Other assets	102,138	238,485
Total assets	$770,619,025	$424,119,570

LIABILITIES
Notes payable - TICC CLO LLC, net of discount	$99,842,691	$99,710,826
Notes payable - TICC CLO 2012-1 LLC, net of discount	112,600,474	-
Convertible senior notes payable	105,000,000	-
Accrued interest payable	1,027,631	1,076,113
Investment advisory fee payable to affiliate	3,800,311	2,895,799
Accrued capital gains incentive fee to affiliate	5,668,706	1,108,749
Securities purchased not settled	34,561,217	13,352,500
Accrued expenses	1,220,546	873,592
Total liabilities	363,721,576	119,017,579

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 41,312,780 and
32,818,428 issued and outstanding, respectively	413,128	328,184
Capital in excess of par value	452,280,904	376,991,540
Net unrealized appreciation on investments	24,787,827	1,943,213
Accumulated net realized losses on investments	(66,752,406)	(70,308,108)
Distributions in excess of investment income	(3,832,004)	(3,852,838)
Total net assets	406,897,449	305,101,991
Total liabilities and net assets	$770,619,025	$424,119,570
Net asset value per common share	$9.85	$9.30

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011

INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$8,908,966	$7,435,546	$27,159,248	$21,198,270
Distributions from securitization vehicles and equity investments	6,025,634	3,196,002	17,919,415	9,079,259
Commitment, amendment fee income and other income	278,613	60,953	4,524,825	506,972
Total investment income from non-affiliated/non-control investments	15,213,213	10,692,501	49,603,488	30,784,501
From control investments:
Interest income - debt investments	377,401	392,449	1,136,010	1,194,871
Distributions from equity investments	-	-	62,041	-
Total investment income from control investments	377,401	392,449	1,198,051	1,194,871
Total investment income	15,590,614	11,084,950	50,801,539	31,979,372
EXPENSES
Compensation expense	289,361	217,639	839,049	713,491
Investment advisory fees	2,796,873	1,942,657	7,390,894	5,218,773
Professional fees	420,696	386,087	1,647,733	847,301
Interest expense and other debt financing expenses	1,398,975	434,283	3,052,056	434,283
General and administrative	423,884	185,833	1,151,363	760,576
Total expenses before incentive fees	5,329,789	3,166,499	14,081,095	7,974,424
Net investment income incentive fees	1,003,437	455,864	4,360,917	1,444,415
Capital gains incentive fees	4,649,814	(4,153,198)	4,559,957	873,288
Total incentive fees	5,653,251	(3,697,334)	8,920,874	2,317,703
Total expenses	10,983,040	(530,835)	23,001,969	10,292,127
Net investment income	4,607,574	11,615,785	27,799,570	21,687,245
Net change in unrealized (depreciation) appreciation on investments	21,471,506	(20,114,242)	22,844,614	(17,051,762)
Net realized gains on investments	1,777,564	83,178	3,555,702	2,713,526
Net increase in net assets resulting from operations	$27,856,644	$(8,415,279)	$54,199,886	$7,349,009

Net increase in net assets resulting from net investment income per common share:
Basic	$0.12	$0.36	$0.75	$0.67
Diluted	$0.12	$0.36	$0.75	$0.67
Net increase in net assets resulting from operations per
common share:
Basic	$0.71	$(0.26)	$1.47	$0.23
Diluted	$0.69	$(0.26)	$1.45	$0.23
Weighted average shares of common stock outstanding:
Basic	39,383,076	32,672,294	36,859,005	32,327,163
Diluted	40,777,815	32,672,294	37,327,312	32,327,163

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30, 2012 (unaudited)	Three Months Ended September 30, 2011 (unaudited)	Nine Months Ended September 30, 2012 (unaudited)	Nine Months Ended September 30, 2011 (unaudited)

Per Share Data
Net asset value at beginning of period	$9.47	$9.85	$9.30	$9.85

Net investment income(1)	0.12	0.36	0.75	0.67
Net realized and unrealized capital gains	0.59	(0.62)	0.72	(0.44)

Total from net investment operations	0.71	(0.26)	1.47	0.23

Distributions per share from net investment income	(0.29)	(0.25)	(0.83)	(0.74)

Distributions based on weighted average share impact	(0.03)	-	(0.08)	-

Distributions from net realized capital gains	-	-	-	-

Tax return of capital distributions	-	-	-	-

Total distributions(2)	(0.32)	(0.25)	(0.91)	(0.74)

Effect of shares issued, net of offering expenses	(0.01)	-	(0.01)	-

Net asset value at end of period	$9.85	$9.34	$9.85	$9.34

Per share market value at beginning of period	$9.69	$9.60	$8.65	$11.21
Per share market value at end of period	$10.40	$8.17	$10.40	$8.17
Total return(3)	10.32%	(12.29%)	30.55%	(21.23%)
Shares outstanding at end of period	41,312,780	32,745,881	41,312,780	32,745,881
Ratios/Supplemental Data
Net assets at end of period (000’s)	406,897	305,801	406,897	305,801
Average net assets (000’s)	374,696	326,988	349,297	321,174
Ratio of expenses to average net assets:
Expenses before incentive fees(4)	5.69%	3.87%	5.37%	3.31%
Net investment income incentive fees(4)	1.07%	0.56%	1.67%	0.60%
Capital gains incentive fees(4)	4.96%	(5.08)%	1.74%	0.36%

Total ratio of expenses to average net assets(4)	11.72%	(0.65%)	8.78%	4.27%

Ratio of expenses, excluding interest expense, to average net assets(4)	10.23%	(1.18)%	7.62%	4.09%

Ratio of net investment income to average net assets(4)	4.92%	14.21%	10.61%	9.00%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The tax character of distributions will be determined at the end of the fiscal year. However, if the character of such distributions were determined as of September 30, 2012, none of the distributions for 2012 would have been characterized as a tax return of capital to the Company’s stockholders; this tax return of capital may differ from the return of capital calculated with reference to net investment income for financial reporting purposes.
(3)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.
(4)	Annualized.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established small and mid-size companies, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.